EXHIBIT 2(A)
                                                                    ------------

                              TRANSACTION AGREEMENT


                                   dated as of

                                  July 20, 2000


                                      among


                           THERMASYS HOLDING COMPANY,

                              THERMASYS CORPORATION

                               THERMASYS I, INC.,

                               THERMASYS II, INC.,

                              THERMASYS III, INC.,

                        THERMAL TRANSFER PRODUCTS, LTD.,

                            STEEL PARTS CORPORATION,

                                GREAT LAKE, INC.,

                       THERMAL COMPONENTS DIVISION, INC.,

                               INSILCO CORPORATION

                                       and

                               INSILCO HOLDING CO.
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                                TABLE OF CONTENTS

                              ---------------------


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------
                                                                            PAGE
                                                                            ----
SECTION 1.01.  DEFINITIONS....................................................2


                                    ARTICLE 2
                                THE TRANSACTIONS
                                ----------------

SECTION 2.01.  TRANSACTION CONSIDERATION AND ALLOCATION.......................8

SECTION 2.02.  THE TRANSACTIONS...............................................9

SECTION 2.03.  CONVERSION OF SHARES..........................................11

SECTION 2.04.  DELIVERY AND PAYMENT..........................................13

SECTION 2.05.  ASSET SALE TREATMENT OF MERGER FOR FEDERAL INCOME
               TAX PURPOSES..................................................13


                                    ARTICLE 3
                           THE SURVIVING CORPORATIONS
                           --------------------------

SECTION 3.01.  CERTIFICATES OF INCORPORATION.................................14

SECTION 3.02.  BYLAWS........................................................14

SECTION 3.03.  DIRECTORS AND OFFICERS........................................14


                                    ARTICLE 4
                        THE PURCHASE AND SALE TRANSACTION
                        ---------------------------------

SECTION 4.01.  PURCHASE AND SALE.............................................15

SECTION 4.02.  EXCLUDED ASSETS...............................................17

SECTION 4.03.  ASSUMED LIABILITIES...........................................17

SECTION 4.04.  EXCLUDED LIABILITIES..........................................18

SECTION 4.05.  ASSIGNMENT OF CONTRACTS AND RIGHTS............................19

SECTION 4.06.  ASSET PURCHASE CONSIDERATION; ALLOCATION OF TRANSACTION
               CONSIDERATION.................................................20

SECTION 4.07.  CLOSING.......................................................21

SECTION 4.08.  CLOSING BALANCE SHEET.........................................22

SECTION 4.09.  ADJUSTMENT OF PURCHASE PRICE..................................23

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
                                                                            PAGE
                                                                            ----
SECTION 5.01.  CORPORATE EXISTENCE AND POWER.................................24

SECTION 5.02.  CORPORATE AUTHORIZATION.......................................24

SECTION 5.03.  GOVERNMENTAL AUTHORIZATION....................................25

SECTION 5.04.  NONCONTRAVENTION..............................................25

SECTION 5.05.  SUBSIDIARIES..................................................25

SECTION 5.06.  REQUIRED AND OTHER CONSENTS...................................26

SECTION 5.07.  ABSENCE OF MATERIAL ADVERSE EFFECT............................26

SECTION 5.08.  FINANCIAL STATEMENTS..........................................26

SECTION 5.09.  SUFFICIENCY OF AND TITLE TO THE PURCHASED ASSETS..............27

SECTION 5.10.  TAXES.........................................................27


                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

SECTION 6.01.  CORPORATE EXISTENCE AND POWER.................................28

SECTION 6.02.  CORPORATE AUTHORIZATION.......................................29

SECTION 6.03.  GOVERNMENTAL AUTHORIZATION....................................29

SECTION 6.04.  NONCONTRAVENTION..............................................29

SECTION 6.05.  FINANCING.....................................................29

SECTION 6.06.  LITIGATION....................................................29

                                    ARTICLE 7
                               COVENANTS OF SELLER
                               -------------------

SECTION 7.01.  CONDUCT OF THE BUSINESS.......................................30

SECTION 7.02.  ACCESS TO INFORMATION; CONFIDENTIALITY........................30

SECTION 7.03.  NOTICES OF CERTAIN EVENTS.....................................31

SECTION 7.04.  NONCOMPETITION................................................32


                                    ARTICLE 8
                               COVENANTS OF BUYER
                               ------------------

SECTION 8.01.  CONFIDENTIALITY...............................................33

SECTION 8.02.  ACCESS........................................................34

SECTION 8.03.  MANAGEMENT SERVICES...........................................34

                                    ARTICLE 9
                          COVENANTS OF BUYER AND SELLER
                          -----------------------------
                                                                            PAGE
                                                                            ----
SECTION 9.01.  BEST EFFORTS; FURTHER ASSURANCES..............................34

SECTION 9.02.  CERTAIN FILINGS...............................................35

SECTION 9.03.  PUBLIC ANNOUNCEMENTS..........................................35

SECTION 9.04.  TRADEMARKS; TRADE NAMES.......................................35

SECTION 9.05.  WARN ACT......................................................36

SECTION 9.06.  TAX COOPERATION; ALLOCATION OF TAXES..........................36

SECTION 9.07.  SECTION 338(H)(10) ELECTION...................................38


                                   ARTICLE 10
                                EMPLOYEE BENEFITS
                                -----------------

SECTION 10.01. EMPLOYEE BENEFITS DEFINITIONS.................................38

SECTION 10.02. EMPLOYEES AND OFFERS OF EMPLOYMENT............................39

SECTION 10.03. SELLER'S BENEFIT PLANS........................................40

SECTION 10.04. BUYER BENEFIT PLANS...........................................40

SECTION 10.05. W-2 REPORTING.................................................41

SECTION 10.06. NO THIRD PARTY BENEFICIARIES..................................41


                                   ARTICLE 11
                              CONDITIONS TO CLOSING
                              ---------------------

SECTION 11.01. CONDITIONS TO OBLIGATIONS OF ALL PARTIES......................41

SECTION 11.02. CONDITIONS TO OBLIGATION OF BUYER, THERMASYS, MERGER
               SUB ONE, MERGER SUB TWO AND MERGER SUB THREE..................42

SECTION 11.03. CONDITIONS TO OBLIGATION OF SELLER, INSILCO, INSILCO SUB
               ONE, INSILCO SUB TWO AND INSILCO SUB THREE....................43


                                   ARTICLE 12
                            SURVIVAL; INDEMNIFICATION
                            -------------------------

SECTION 12.01. SURVIVAL......................................................44

SECTION 12.02. INDEMNIFICATION...............................................44

SECTION 12.03. PROCEDURES FOR INDEMNITY CLAIMS...............................46

SECTION 12.04. EXCLUSIVE REMEDIES............................................47

                                   ARTICLE 13
                                   TERMINATION
                                   -----------
                                                                            PAGE
                                                                            ----
SECTION 13.01. GROUNDS FOR TERMINATION.......................................47

SECTION 13.02. EFFECT OF TERMINATION.........................................47


                                   ARTICLE 14
                                  MISCELLANEOUS
                                  -------------

SECTION 14.01. NOTICES.......................................................48

SECTION 14.02. AMENDMENTS AND WAIVERS........................................49

SECTION 14.03. EXPENSES......................................................49

SECTION 14.04. SUCCESSORS AND ASSIGNS........................................49

SECTION 14.05. GOVERNING LAW.................................................49

SECTION 14.06. JURISDICTION..................................................50

SECTION 14.07. WAIVER OF JURY TRIAL..........................................50

SECTION 14.08. COUNTERPARTS; THIRD PARTY BENEFICIARIES.......................50

SECTION 14.09. ENTIRE AGREEMENT..............................................50

SECTION 14.10. BULK SALES LAWS...............................................50

SECTION 14.11. CAPTIONS......................................................51

                              TRANSACTION AGREEMENT

         AGREEMENT dated as of July 20, 2000 among ThermaSys Holding Company, a Delaware corporation ("BUYER"), ThermaSys Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Buyer ("THERMASYS"), ThermaSys I, Inc., a Wisconsin corporation ("MERGER SUB ONE"), ThermaSys II, Inc., a Delaware corporation ("MERGER SUB TWO"), ThermaSys III, Inc., a Delaware corporation ("MERGER SUB THREE"), Insilco Holding Co., a Delaware corporation ("SELLER"), Insilco Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Seller ("INSILCO"), Thermal Transfer Products, Ltd., a Wisconsin corporation ("INSILCO SUB ONE"), Steel Parts Corporation, a Delaware corporation ("INSILCO SUB TWO"), Great Lake, Inc., a Delaware corporation ("INSILCO SUB THREE"), and Thermal Components Division, Inc., a Delaware corporation ("TCDI").

                              W I T N E S S E T H :

         WHEREAS, Seller conducts businesses which manufacture, sell and distribute tubing and heat transfer products and transmission and suspension components through (i) the General Thermodynamics Division and Thermal Components Division (the "THERMAL DIVISIONS") of Insilco, (ii) the following wholly-owned subsidiaries of Insilco: Steel Parts Corporation, Arup Alu-Rohr und Profil GmbH, Thermal Transfer Products, Ltd., Great Lake, Inc., Thermal Components Division, Inc. and Thermal Components, Inc. and (iii) Dalian General Thermodynamics Incorporated, Ltd. ("DALIAN"), a People's Republic of China limited liability company of which Insilco owns 51% (collectively, the "BUSINESS");

         WHEREAS, Merger Sub One, Merger Sub Two, Merger Sub Three, ThermaSys, Insilco Sub One, Insilco Sub Two, and Insilco Sub Three deem it advisable to consummate the Mergers (as defined herein) on the terms and conditions set forth herein;

         WHEREAS, Insilco is the owner of all of the assets of the Thermal Divisions and desires to sell such assets to ThermaSys and ThermaSys desires to purchase such assets from Insilco upon the terms and subject to the conditions set forth in this Agreement (as defined herein); and

         WHEREAS, Insilco is the record and/or beneficial owner of all of the issued and outstanding shares of TCI and 51% of the issued and outstanding shares of Dalian and all of the issued and outstanding shares of Insilco Deutschland GmbH ("INSILCO DEUTSCHLAND") which is the record and/or beneficial owner of all of the issued and outstanding shares of Arup, and Insilco desires to sell or, in the case of Arup, cause to be sold, such shares to ThermaSys and ThermaSys desires to buy such shares from Insilco or, in the case of Arup, Insilco Deutschland, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement attached as Exhibit B-1, and with respect to the shares of Arup and Dalian, as agreed by the parties prior to Closing (the "STOCK PURCHASE AGREEMENTS");

         The parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01.  DEFINITIONS.

         (a)  The following terms, as used herein, have the following meanings:

         "ACCOUNTING PRINCIPLES" means generally accepted accounting principles consistently applied by Seller in the preparation of its audited consolidated financial statements, taking into account the accounting policies within generally accepted accounting principles used in the preparation of the Financial Statements.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person; PROVIDED, HOWEVER, that when used herein with respect to Seller the term shall not include DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, 399 Venture Partners, Inc., a Delaware corporation, or any of their respective directors, officers, shareholders, partners or subsidiaries, and when used herein with respect to Buyer the term shall not include Seller, Insilco, Insilco Sub One, Insilco Sub Two, Insilco Sub Three, Arup, Dalian, TCI, TCDI, Insilco Deutschland or any of their respective directors or officers.

         "ARUP" means Arup Alu-Rohr und Profil GmbH, a corporation organized under the laws of the Federal Republic of Germany.

         "BALANCE SHEET" means the unaudited balance sheet of the Business as of March 31, 2000.

         "BALANCE SHEET DATE" means March 31, 2000.

         "BASE OPERATING WORKING CAPITAL" means $40,195,000.00, which was the Operating Working Capital as of the close of business on April 30, 2000.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CLOSING DATE" means the date of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "ENVIRONMENTAL LAWS" means all international, national, state, provincial, regional, federal, municipal and local laws (including, without limitation, principles or rules of common law and decisional law), statutes, codes, ordinances, rules, regulations, decrees, judgments, directives, binding policies, Environmental Permits, orders or other legally binding requirements and any interpretations thereof by any Governmental Authority relating to or addressing the environment (including, without limitation, natural resources) or the health or safety of humans or other living organisms, whether now existing or hereafter in effect, and in each case as amended, including, but not limited to, (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Oil Pollution Act of 1990, the Rivers and Harbors Act of 1899, the Federal Water Pollution Control Act, the Clean Water Act, the Occupational Safety and Health Act ("OSHA"), the Clean Air Act, the Coastal Zone Management Act of 1972, the Emergency Planning and Community Right to Know Act, and (2) those relating to or addressing (i) the introduction into commerce, use, handling, transportation, treatment, storage, disposal, release or threatened release, removal or remediation of, or response, abatement or corrective action with respect to, any Hazardous Material, (ii) workplace or worker safety and health or (iii) personal injury, sickness, disease, death, public welfare or property damage relating to Hazardous Materials.

         "ENVIRONMENTAL PERMITS" means all permits, consents, licenses, filings, and other approvals, authorizations, or submissions of information required under Environmental Laws.

         "ESTIMATED OPERATING WORKING CAPITAL" means Seller's good faith estimate of Closing Operating Working Capital delivered to Buyer not less than five Business Days prior to the Closing.

         "HAZARDOUS MATERIAL" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INSILCO SUB ONE COMMON STOCK" means the common stock, par value $0.01 per share, of Insilco Sub One.

         "INSILCO SUB ONE SHARES" means all issued shares of Insilco Sub One Common Stock.

         "INSILCO SUB THREE COMMON STOCK" means the common stock, par value $0.01 per share, of Insilco Sub Three.

         "INSILCO SUB THREE SHARES" means all issued shares of Insilco Sub Three Common Stock.

         "INSILCO SUB TWO COMMON STOCK" means the common stock, par value $0.01 per share, of Insilco Sub Two.

         "INSILCO SUB TWO SHARES" means all issued shares of Insilco Sub Two Common Stock.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "LOSSES" means any loss, liability, damage, cost, expense, action, award, suit, proceeding, hearing, investigation, charge, complaint, demand, claim, action, cause of action, arbitration, injunction, judgment, order decree, ruling, taxes, liens, dues or removal or remediation obligation (including reasonable costs of defense and investigations, settlements, and fees, including court costs and reasonable attorneys' and witness fees) or penalties or fines.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Business (other than the Excluded Assets) taken and considered as a whole.

         "MERGER SUB ONE SHARES" means all of the issued and outstanding shares of common stock, par value $1.00 per share, of Merger Sub One.

         "MERGER SUB TWO SHARES" means all of the issued and outstanding shares of common stock, par value $1.00 per share, of Merger Sub Two.

         "MERGER SUB THREE SHARES" means all of the issued and outstanding shares of common stock, par value $1.00 per share, of Merger Sub Three.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "OPERATING WORKING CAPITAL" means, as of the relevant date, an amount equal to (i) cash and cash equivalents of the Business plus (ii) the sum of the value of (A) the accounts receivable of the Business (net of reserves for bad debts), (B) the inventory of the Business (net of reserves for slow moving and obsolete items) and (C) prepaid expenses of the Business minus (iii) the sum of
(A) the accounts payable of the Business and (B) the accrued expenses of the Business, in each case, determined in accordance with the Accounting Principles and as recorded on the balance sheet as of such date.

         "PERMITTED LIENS" means (i) Liens disclosed on the Balance Sheet or in
Schedule 5.09(b) hereto, (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established), or (iii) Liens which do not materially detract from the value of a Purchased Asset or Arup, Dalian, TCI, TCDI, Insilco Sub One, Insilco Sub Two, or Insilco Sub Three or materially interfere with any present or intended use of a Purchased Asset or Arup, Dalian, TCI, TCDI, Insilco Sub One, Insilco Sub Two, or Insilco Sub Three.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRE-CLOSING TAX PERIOD" means (i) any Tax Period ending on or before the Closing Date and (ii) with respect to a Tax Period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

         "POST-CLOSING TAX PERIOD" means (i) any Tax Period beginning after the Closing Date and (ii) with respect to a Tax Period that commences before but ends after the Closing Date, the portion of such period beginning the day after the Closing Date.

         "SUBSIDIARIES" means Insilco, Arup, Dalian, TCI, Insilco Sub One, Insilco Sub Two, Insilco Sub Three and TCDI.

         "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) in the case of each Allocation Target or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Allocation Target or any Subsidiary to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

         "TCI" means Thermal Components, Inc., a corporation organized under the laws of the State of Delaware.

         "THERMASYS SHARES" means all of the issued and outstanding shares of common stock, par value $1.00 per share, of ThermaSys.

         "TRANSACTIONS" means the Mergers, the transactions contemplated by the Stock Purchase Agreements and the Asset Purchase.

         "TRANSACTION DOCUMENTS" means this Agreement, the Stock Purchase Agreements, the Management Services Agreement and the Assignment and Assumption Agreement.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

          TERM                                                   SECTION
         ------                                                 ---------
         Accounting Referee                                       4.08(c)
         Active Employee                                         10.02
         Apportioned Obligations                                  9.06(b)

          TERM                                                   SECTION
         ------                                                 ---------
         Asset Allocation                                         4.06(b)
         Asset Purchase                                           4.01
         Asset Purchase Consideration                             4.06
         Assignment and Assumption Agreement                      4.07(c)
         Allocation Target                                        4.06(a)
         Asset Purchase Consideration                             4.06(a)
         Assumed Liabilities                                      4.03
         Benefit Arrangements                                    10.01
         Benefit Plans                                           10.01
         Business                                               Recitals
         Buyer                                           Introductory Paragraph
         Claim                                                   12.03(a)
         Closing                                                  4.07
         Closing Balance Sheet                                    4.08
         Closing Operating Working Capital                        4.08
         Contracts                                                4.01(e)
         Damages                                                  12.02
         Delaware Law                                             2.02(a)
         Effective Time                                           2.02(c)
         Employee Plan                                           10.01
         ERISA                                                   10.01
         ERISA Affiliate                                         10.01
         Excluded Assets                                          4.02
         Excluded Liabilities                                     4.04
         Financial Statements                                     5.08
         Final Allocation                                         9.07
         German Court                                            12.02(c)
         Great Lake Merger                                        2.02(a)
         Great Lake Surviving Corporation                         2.02(a)
         Indemnified Party                                       12.03(a)
         Indemnifying Party                                      12.03(a)
         Initial Operating Working Capital Difference             2.01
         Insilco                                        Introductory Paragraph
         Insilco Sub One                                Introductory Paragraph
         Insilco Sub Two                                Introductory Paragraph
         Insilco Sub Three                              Introductory Paragraph
         International Plan                                      10.01
         Mergers                                                  2.01
         Merger Consideration                                     2.02(c)
         Merger Sub One                                 Introductory Paragraph
         Merger Sub Two                                 Introductory Paragraph
         Modified Allocation                                      9.07

          TERM                                                   SECTION
         ------                                                 ---------
         Multiemployer Plan                                      10.01
         Other Consents                                           5.06
         Petty Cash                                               4.01(h)
         Pre-Merger Shares                                        2.03
         Proposed Allocation                                      9.07
         Purchased Assets                                         4.01
         Required Consents                                        5.06
         Seller Trademarks and Trade Names                        9.04
         Stock Purchase Agreements                              Recitals
         Subsidiary Securities                                    5.05(b)
         Sub One Merger                                           2.02(b)(i)
         Sub One Merger Consideration                             2.03(a)(iii)
         Sub One Surviving Corporation                            2.02(b)(i)
         Sub Three Merger                                         2.02(b)(iii)
         Sub Three Merger Consideration                           2.02(c)(iii)
         Sub Three Surviving Corporation                          2.01(b)(iii)
         Sub Two Merger                                           2.02(b)(ii)
         Sub Two Merger Consideration                             2.03(b)(iii)
         Sub Two Surviving Corporation                            2.02(b)(ii)
         TCDI                                           Introductory Paragraph
         Thermal Divisions                                      Recitals
         Thermalex                                                8.03
         ThermaSys                                      Introductory Paragraph
         338 Election                                             9.07
         Transaction Consideration                                2.01
         Transaction Consideration Allocation Statement           4.06(a)
         Transferred Employees                                   10.02
         Management Services Agreement                            4.07(d)
         Warranty Breach                                         11.02
         WARN Act                                                 9.05
         Wisconsin Law                                            2.02(b)(i)

                                    ARTICLE 2
                                THE TRANSACTIONS

         SECTION 2.01. TRANSACTION CONSIDERATION AND ALLOCATION. The total purchase price for the Business (the "TRANSACTION CONSIDERATION") is an amount in cash equal to $147,000,000 (one hundred forty-seven million dollars) plus or minus an amount in respect of the Initial Operating Working Capital Difference:

               (i) if the Initial Operating Working Capital Difference is a positive number, minus the Initial Operating Working Capital Difference;
         or
               (ii) if the Initial Operating Working Capital Difference is a negative number, plus the Initial Operating Working Capital Difference.


         "INITIAL OPERATING WORKING CAPITAL DIFFERENCE" means a positive or negative amount equal to Base Operating Working Capital MINUS Estimated Operating Working Capital. Schedule 4.09 shows the calculation of Base Operating Working Capital.

         SECTION 2.02.  THE TRANSACTIONS.

         (a) (i) Immediately prior to the consummation of the Sub Three Merger (referred to below), TCDI shall be merged (the "GREAT LAKE MERGER") with and into Insilco Sub Three in accordance with the General Corporation Law of Delaware ("DELAWARE LAW"), whereupon the separate existence of TCDI shall cease, and Insilco Sub Three shall be the surviving corporation (the "GREAT LAKE SURVIVING CORPORATION");

               (ii) Pursuant to the Great Lake Merger, the Great Lake Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of TCDI and Insilco Sub Three, all as provided under Delaware Law;

               (iii) Pursuant to the Great Lake Merger:

                     (A) each TCDI share held by TCDI as treasury stock or owned by Insilco Sub Three or any subsidiary of Insilco Sub Three immediately prior to the effective time of the Great Lake Merger shall be canceled, and no payment shall be made with respect thereto;

                     (B) each Insilco Sub Three Share outstanding immediately
               prior to the Effective Time shall be converted into and become one share of common stock of the Great Lake Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Great Lake Surviving Corporation; and

                     (C) each TCDI share outstanding immediately prior to the
               Effective Time shall be cancelled and no payment shall be made with respect thereto.

               (iv) (A) The certificate of incorporation of Insilco Sub Three in effect at the effective time of the Great Lake Merger shall be the certificate of incorporation of the Great Lake Surviving Corporation until amended in accordance with Delaware law.

                     (B) The bylaws of Insilco Sub Three in effect at the
               effective time of the Great Lake Merger shall be the bylaws of the Great Lake Surviving Corporation until amended in accordance with Delaware law.

                     (C) The directors of TCDI at the effective time of the
               Great Lake Merger shall be the directors of the Great Lake Surviving Corporation, and the officers of TCDI at the effective time of the Great Lake Merger shall be the officers of the Great Lake Surviving Corporation;

               (b) At the Effective Time, which shall occur immediately prior to the Closing:

               (i) Merger Sub One shall be merged (the "SUB ONE MERGER") with and into Insilco Sub One in accordance with the Wisconsin Business Corporation Law ("WISCONSIN LAW"), whereupon the separate existence of Merger Sub One shall cease, and Insilco Sub One shall be the surviving corporation (the "SUB ONE SURVIVING CORPORATION");

               (ii) Insilco Sub Two shall be merged (the "SUB TWO MERGER") with and into Merger Sub Two in accordance with Delaware Law, whereupon the separate existence of Insilco Sub Two shall cease, and Merger Sub Two shall be the surviving corporation (the "SUB TWO SURVIVING CORPORATION");

               (iii) Merger Sub Three shall be merged with and into Insilco Sub Three in accordance with Delaware Law, whereupon the separate existence of Merger Sub Three shall cease, and Insilco Sub Three shall be the surviving corporation (the "SUB THREE MERGER" and, together with the Sub One Merger and the Sub Two Merger, the "MERGERS"); and

         (c) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers: (i) Insilco Sub One and

Merger Sub One will file a certificate of merger with the Secretary of State of the State of Wisconsin and make all other filings or recordings required by Wisconsin Law in connection with the Merger and (ii) each of Insilco Sub Two and Merger Sub Two and Insilco Sub Three and Merger Sub Three will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Sub Two Merger and the Sub Three Merger. The Mergers shall become effective concurrently at such time as the certificates of merger with respect to each of the Mergers have been duly filed with the Secretary of State of the State of Wisconsin or the State of Delaware, as the case may be, or at such later time as is specified in each of the certificates of merger (as to each such Merger, the "EFFECTIVE TIME").

         (d)   From and after the Effective Time:

               (i) pursuant to the Sub One Merger, the Sub One Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Insilco Sub One and Merger Sub One, all as provided under Wisconsin Law;

               (ii) pursuant to the Sub Two Merger, the Sub Two Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Insilco Sub Two and Merger Sub Two, all as provided under Delaware Law; and

               (iii) pursuant to the Sub Three Merger, the Sub Three Surviving corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Insilco Sub Three and Merger Sub Three, all as provided under Delaware Law.

         SECTION 2.03.  CONVERSION OF SHARES.  At the Effective Time:

         (a)   Pursuant to the Sub One Merger:

               (i) each Merger Sub One Share held by Merger Sub One as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

               (ii) each Insilco Sub One Share outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Sub One Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Sub One Surviving Corporation (the "SUB ONE SURVIVING SHARES"); and

               (iii) on the Closing Date, each Sub One Surviving Share outstanding immediately prior to the Effective Time shall be exchanged for an amount of cash to be determined on or prior to the Closing Date (subject to adjustment as set forth in Section 4.09), without interest (the "SUB ONE MERGER CONSIDERATION").

         (b)   Pursuant to the Sub Two Merger:

               (i) each Insilco Sub Two Share held by Insilco Sub Two as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

               (ii) each Merger Sub Two Share outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Sub Two Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Sub Two Surviving Corporation (the "SUB TWO SURVIVING SHARES"); and

               (iii) each Insilco Sub Two Share outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount of cash to be determined on or prior to the Closing Date (subject to adjustment as set forth in Section 4.09), without interest (the "SUB TWO MERGER CONSIDERATION").

         (c)   Pursuant to the Sub Three Merger:

               (i) each Merger Sub Three Share held by Merger Sub Three as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

               (ii) each Insilco Sub Three Share outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Sub Three Surviving Corporation with the same rights, powers and privileges and shall constitute the only outstanding shares of capital stock of the Sub Three Surviving Corporation; and

               (iii) on the Closing Dates, each Sub Three Surviving Share outstanding immediately prior to the Effective Time shall be exchanged for an amount of cash to be determined on the Closing Date (subject to adjustment as set forth in Section 4.09), without interest, (the "SUB THREE MERGER CONSIDERATION" and, together with the Sub One Merger Consideration and the Sub Two Merger Consideration, the "MERGER CONSIDERATION"). The Merger Consideration shall be subject to adjustment as provided in Section 4.09.

         SECTION 2.04. DELIVERY AND PAYMENT. (a) On the Closing Date, Buyer and Seller shall mutually agree on the Merger Consideration. Each holder of Sub One Surviving Shares and Sub Three Surviving Shares who delivers such shares to the holder of the Merger Sub One Shares and Merger Sub Three Shares will be entitled to receive the applicable Merger Consideration payable in respect of the Sub One Surviving Shares and Sub Three Surviving Shares. Each holder of Insilco Sub Two Shares that have been converted into a right to receive the Sub Two Merger Consideration, upon surrender to the Sub Two Surviving Corporation of a certificate or certificates representing such Sub Two Surviving Corporation Shares, will be entitled to receive the Sub Two Merger Consideration payable in respect of such Insilco Sub Two Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. The Insilco Sub One Shares, the Insilco Sub Two Shares and the Insilco Sub Three Shares are hereafter referred to as the Pre-Merger Shares.

         (b) No portion of the Merger Consideration will be paid to a Person other than Seller or the registered holder of the Pre-Merger Shares represented by the certificate or certificates surrendered in exchange therefor.

         (c) After the Effective Time, there shall be no further registration of transfers of Pre-Merger Shares. If, after the Effective Time, certificates representing Pre-Merger Shares are presented to the Sub One Surviving Corporation, the Sub Two Surviving Corporation or ThermaSys, as the case may be, such Pre-Merger Shares shall be canceled and exchanged for the consideration provided for in this Article 2.

         SECTION 2.05. ASSET SALE TREATMENT OF MERGER FOR FEDERAL INCOME TAX PURPOSES. The parties agree to treat Sub Two Merger as (i) an acquisition of the assets of Insilco Sub Two by Merger Sub Two, (ii) followed by a liquidation of Insilco Sub Two into Insilco. The parties also agree that for federal income tax purposes and any corresponding or analogous provisions of state and local tax law, any gain or loss with respect to such asset acquisition will be taken into account as of the last day that Insilco Sub Two is a member of Seller's group and will be included in any consolidated or combined tax returns of Seller for the tax period that includes the Closing Date.

                                    ARTICLE 3
                           THE SURVIVING CORPORATIONS


         SECTION 3.01. CERTIFICATES OF INCORPORATION. The certificates of incorporation of Insilco Sub One, Merger Sub Two and Insilco Sub Three in effect at the Effective Time shall be the certificates of incorporation of the Sub One Surviving Corporation, the Sub Two Surviving Corporation and the Sub Three Surviving Corporation, respectively, until amended in accordance with applicable law.

         SECTION 3.02. BYLAWS. The bylaws of Insilco Sub One, Merger Sub Two and Insilco Sub Three in effect at the Effective Time shall be the bylaws of the Sub One Surviving Corporation, the Sub Two Surviving Corporation and the Sub Three Surviving Corporation, respectively, until amended in accordance with applicable law.

         SECTION 3.03. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law:

         (a) the directors of Insilco Sub One at the Effective Time shall be the directors of the Sub One Surviving Corporation, and the officers of the Insilco Sub One at the Effective Time shall be the officers of the Sub One Surviving Corporation;

         (b) the directors of Insilco Sub Two at the Effective Time shall be the directors of the Sub Two Surviving Corporation, and the officers of Insilco Sub Two at the Effective Time shall be the officers of the Sub Two Surviving Corporation; and

         (c) the directors of Insilco Sub Three at the Effective Time shall be the directors of the Sub Three Surviving Corporation and the officers of Insilco Sub Three at the Effective Time shall be the officers of the Sub Three Surviving Corporation.

                                    ARTICLE 4
                        THE PURCHASE AND SALE TRANSACTION

         SECTION 4.01. PURCHASE AND SALE. Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, ThermaSys agrees to purchase from Insilco (the "ASSET PURCHASE") and Insilco agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to ThermaSys at the Closing, free and clear of all Liens, other than Permitted Liens, all of Insilco's right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used primarily in the conduct of the Business by Insilco through the Thermal Divisions (or though the previously divested business units known as "McKenica" and "Romac" or through one or more subsidiaries through which such business units may have operated) as the same shall exist on the Closing Date, including all assets shown on the Balance Sheet and not disposed of in the ordinary course of business as permitted by this Agreement, and all assets of the Thermal Divisions thereafter acquired by Buyer and its subsidiaries and related primarily to the conduct of the Business, (the "PURCHASED ASSETS"), and including, without limitation, all right, title and interest of Insilco in, to and under:

               (a) all cash, cash equivalents and marketable securities held in or by the Thermal Divisions, on hand and in banks;

               (b) all real property and leases of, and other interests in, real property used or held for use primarily in the conduct of the Business, in each case together with all buildings, fixtures, and improvements erected thereon, including without limitation the items listed on
         Schedule 4.01(b);

               (c) all personal property and interests therein used or held for use primarily in the conduct of the Business, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property, including without limitation, the personal property of the Thermal Divisions listed on Schedule 4.01(c);

               (d) all raw materials, work-in-process, finished goods, supplies and other inventories used or held for use primarily in the conduct of the Business;

               (e) all rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments relating primarily to the Business, including, without limitation, the items listed on Schedule 4.01(e) (collectively, the "CONTRACTS");

               (f) all accounts, notes and other receivables arising out of the conduct of the Business prior to the Closing;

               (g) all prepaid expenses relating exclusively to the Business, including, but not limited to, ad valorem taxes, leases and rentals;

               (h) all petty cash located at the operating facilities of the Business ("PETTY CASH");

               (i) all rights, claims, credits, causes of action or rights of set-off Insilco or any of its Affiliates may have against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

               (j) all patents, copyrights, trademarks, trade names, mask works, service marks, service names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs and other intangible property (excluding any of the foregoing pertaining to the name Insilco and any derivative thereof) and any applications for the same, in each case owned by or, to the fullest extent permitted by the applicable license, licensed to, Insilco or any of its Affiliates and used or held for use primarily in the conduct of the Business, including without limitation the items listed on Schedule 4.01(j);

               (k) all transferable licenses, permits or other governmental authorizations primarily affecting or relating to the Business, including without limitation, the items listed on Schedule 4.01(k);

               (l) all books, records, files and papers, whether in hard copy or computer format, used primarily in the Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to any Tax imposed on the Purchased Assets;

               (m) all of the outstanding capital stock of Arup and TCI and 51% of the outstanding capital stock of Dalian to be purchased pursuant to the Stock Purchase Agreements; and

               (n) all goodwill associated primarily with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business.

         SECTION 4.02. EXCLUDED ASSETS. Buyer expressly understands and agrees that the following assets and properties of Insilco (the "EXCLUDED ASSETS") shall be excluded from the Purchased Assets:

               (a) all of Insilco's cash, cash equivalents and marketable securities not held in or by the Thermal Divisions;

               (b) any refund for Taxes or Prepaid Tax expenses with respect to which Insilco is responsible for;

               (c) the name "Insilco" and any variations thereof, including any and all monograms, logos, trademarks and trade names consisting of or incorporating such name or any variations thereof;

               (d) all of Insilco's insurance policies;

               (e) any Purchased Assets consumed, sold or otherwise disposed of in the ordinary course of business and not in violation of any provisions of this Agreement during the period from the date hereof until the Closing Date;

               (f) any portion of any account receivable or other amount due to Insilco that is collected by Insilco prior to the Closing in the ordinary course of the conduct of the Business consistent with past practice;

               (g) all rights, properties and assets of Insilco of every kind, character and description, wherever located and whether real or personal or fixed or contingent, used or held for use primarily in connection with the conduct of business by Insilco's Escod Industries Division; and

               (h) all of the equity interests in Signal Dominicana S.A. owned or held by Insilco Sub One and Insilco Sub Three.

         SECTION 4.03. ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the Closing, to assume (and thereafter to pay, perform and discharge, as and when the same shall become due and payable) the following obligations and liabilities (the "ASSUMED LIABILITIES"):

               (a) all obligations and liabilities set forth on the Balance Sheet relating to the Thermal Divisions;

               (b) all liabilities and obligations of Insilco arising under the Contracts; and

               (c) all Losses and obligations arising primarily out of the conduct of the Business (including, for purposes of the definition of Assumed Liabilities only, the previously divested business units known as "Romac" and "McKenica" or any one or more subsidiaries through which such business units may have operated) or the ownership, operation or possession of the Purchased Assets, including, without limitation, (i) all Losses and obligations arising under any Environmental Law in each case arising primarily out of the conduct of the Business, including, but not limited to, any liability for the treatment, transportation, disposal or release of any hazardous substances, as each of those terms is defined under the Comprehensive Environmental Response, Compensation and Liability Act, and specifically including, without limitation, all Losses and obligations associated with the environmental matters described on Schedule 4.03(c)(i) attached hereto, (ii) all Losses and obligations associated with both asserted and unasserted claims and causes of action arising out of the conduct of the Business, including, without limitation, those claims, causes of action and similar matters described on Schedule 4.03(c)(ii) attached hereto, (iii) all Losses and obligations arising primarily from product liability and product warranty claims in respect of sales of products by the Business or any predecessor thereto and (iv) all Losses arising on or after the Closing Date from the operation, maintenance, or termination of the pension plan assumed by the Buyer pursuant to Section 10.03(c) and all liabilities assumed by Buyer pursuant to Sections 10.03 and 10.04.

         SECTION 4.04. EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Insilco (or any predecessor of Insilco or any prior owner of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Insilco (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES"), and, notwithstanding anything to the contrary in this Section 4.04, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

               (a) any liability or obligation of Insilco, or any member of any consolidated, affiliated, combined or unitary group of which Insilco is or has been a member, for Taxes (other than (i) Taxes of Insilco Sub One, Insilco Sub Three, TCI, Arup and Dalian for any Post-Closing Tax Period (ii) any Tax liability to the extent reflected in the Final Working Capital or (iii) for which Seller is not liable under Section 9.06(b) or as otherwise expressly set forth herein); PROVIDED that Transfer Taxes incurred in connection with the transactions contemplated by this Agreement and Apportioned Obligations shall be paid in the manner set forth in Section 9.06(c) hereof;

               (b) except to the extent provided in Sections 10.02, 10.03 and 10.04, any liability or obligation relating to employee benefits or compensation arrangements existing on or prior to the Closing Date, including, without limitation, any liability or obligation under any of Seller's employee benefit agreements, plans or other arrangements; and

               (c) any liability or obligation relating primarily to an Excluded Asset.

Notwithstanding the foregoing clause (c), the fact that a Purchased Asset is sold between the date hereof, and the Closing Date (and therefore becomes an Excluded Asset pursuant to Section 4.02(d)), shall not cause any product liability or warranty claim described in Section 4.03(c)(iii) arising from such sale to become an Excluded Liability.

         SECTION 4.05. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Purchased Asset or in any way materially adversely affect the rights of ThermaSys or Insilco thereunder. Insilco and ThermaSys will use their reasonable best efforts (but without any payment of money by Insilco or ThermaSys) to obtain the consent of the other parties to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment thereof to ThermaSys as ThermaSys may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Insilco thereunder so that ThermaSys would not in fact receive all such rights, Insilco and ThermaSys will cooperate in a mutually agreeable arrangement under which ThermaSys would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to ThermaSys, or under which Insilco would enforce for the benefit of ThermaSys, with ThermaSys assuming Insilco's obligations, any and all rights of Insilco against a third party thereto. Insilco will promptly pay to ThermaSys when received all monies received by Insilco under any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. In such event, Insilco and ThermaSys shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements reasonably satisfactory to ThermaSys and Insilco, negotiate in good faith an adjustment in the consideration paid by ThermaSys for the Purchased Assets, to the extent not otherwise adjusted pursuant to Section 4.09.

         SECTION 4.06. ASSET PURCHASE CONSIDERATION; ALLOCATION OF TRANSACTION CONSIDERATION. (a) On the Closing Date, Buyer and Seller shall agree on an allocation statement (the "TRANSACTION CONSIDERATION ALLOCATION STATEMENT") allocating the Transaction Consideration among Insilco Sub One, Insilco Sub Two, Insilco Sub Three, the stock of each of Arup, Dalian and TCI and the portion of aggregate Purchased Assets held by the Thermal Divisions (each an "ALLOCATION TARGET"). As soon as practicable after the Closing, Buyer shall provide Seller with an allocation statement (the "ASSET ALLOCATION STATEMENT"), allocating (i) the portion of the Transaction Consideration allocated to the Purchased Assets (the "ASSET PURCHASE CONSIDERATION") (plus Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets held by the Thermal Divisions and (ii) the Sub Two Merger Consideration (plus liabilities of Insilco Sub Two assumed by operation of law, to the extent properly taken into account under Section 1060 of the Code) among the assets of Insilco Sub Two. Seller shall accept the Asset Allocation Statement unless the allocation therein is unreasonable in which case, Seller shall notify Buyer within 30 days of its receipt of the Asset Allocation Statement and the manner in which Seller would modify the allocation to make it reasonable. If Buyer and Seller are unable to agree on the allocation within 15 days, the matter shall be referred to an Independent Accountant. The Independent Accountant's determination of which party's allocation is more reasonable shall be conclusive.

         (b) Seller and Buyer agree to be bound by the Asset Allocation Statement and the Transaction Consideration Allocation Statement, and act in accordance with such allocation statements in the preparation, filing and audit of any Tax return (including, without limitation, filing Form 8594 with its federal income Tax return for the taxable year that includes the date of the Closing).

         (c) If an adjustment is made with respect to the Transaction Consideration pursuant to Section 4.09, the Transaction Consideration Allocation Statement and Asset Allocation Statement shall be adjusted in accordance with

Section 1060 of the Code and as mutually agreed by the Buyer and Seller. Buyer and Seller agree to file any additional information return required to be filed pursuant to Section 1060 of the Code and to treat the Transaction Consideration Allocation Statement and Asset Allocation Statement as adjusted in the manner described in Section 4.06(c).

         (d) Not later than 30 days prior to the filing of their respective Forms 8594 relating to the transactions contemplated by this Agreement, each party shall deliver to the other party a copy of its Form 8594.

         SECTION 4.07. CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder and the Mergers shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than 10 business days, after satisfaction of the conditions set forth in Article 11, or at such other time or place as Buyer and Seller may agree. At the Closing:

               (a) The Mergers shall have occurred and the Buyer shall have delivered to Seller the Merger Consideration in immediately available funds by wire transfer to an account of Seller with a bank designated by Seller, by notice to Buyer, on the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

               (b) Buyer shall deliver to Seller the Transaction Consideration (less the Merger Consideration) in immediately available funds by wire transfer to an account of Seller with a bank designated by Seller, by notice to Buyer, on the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

               (c) Insilco and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), and Insilco shall deliver to Buyer such special warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

               (d) Seller and Buyer shall enter into a Management Services Agreement substantially in the form attached as Exhibit D (the "MANAGEMENT SERVICES AGREEMENT").

               (e) ThermaSys, Insilco and, in the case of Arup, Insilco Deutschland, shall execute agreements with respect to the purchase of the stock of Arup, Dalian and TCI in the form attached as Exhibit B-1 hereto, and with respect to the shares of Arup and Dalian, as the Buyer and Seller may agree, and shall deliver stock certificates or other evidence of ownership in accordance with local law.

         SECTION 4.08. CLOSING BALANCE SHEET. (a) As promptly as practicable, but no later than 60 days, after the Closing Date, Buyer will cause to be prepared and delivered to Seller a closing balance sheet (the "CLOSING BALANCE SHEET"), together with a report of KPMG Peat Marwick thereon, and a certificate based on such Closing Balance Sheet setting forth Buyer's calculation of Closing Operating Working Capital. The Closing Balance Sheet shall (x) fairly present the consolidated financial position of the Business as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Balance Sheet, (y) include line items substantially consistent with those in the Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Balance Sheet except that in preparing the Closing Balance Sheet, Buyer shall assume that none of the Mergers has occurred. "CLOSING OPERATING WORKING CAPITAL" means the Operating Working Capital of the Business as shown on the Closing Balance Sheet.

         (b) If Seller disagrees with Buyer's calculation of Closing Operating Working Capital delivered pursuant to Section 4.08(a), Seller may, within 20 days after delivery of the documents referred to in Section 4.08(a), deliver a notice to Buyer disagreeing with such calculation and setting forth Seller's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Operating Working Capital delivered pursuant to Section 4.08(a).

         (c) If a notice of disagreement shall be duly delivered pursuant to
Section 4.08(b), Buyer and Seller shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Operating Working Capital, which amount shall not be less than the amount thereof shown in Buyer's calculations delivered pursuant to Section 4.08(a) nor more than the amount thereof shown in Seller's calculation delivered pursuant to
Section 4.08(b). If during such period, Buyer and Seller are unable to reach such agreement, they shall promptly thereafter cause a mutually acceptable nationally recognized accounting firm (the "ACCOUNTING REFEREE") promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Operating Working Capital. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Balance Sheet or Buyer's calculation of Closing Operating Working Capital as to which Seller has disagreed. The Accounting Referee shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Buyer and Seller. The cost of such review and report shall be borne (i) by Buyer if the aggregate difference between Final Operating Working Capital and Closing Operating Working Capital, as set forth in Buyer's calculation of Closing Operating Working Capital, as the case may be, delivered pursuant to Section 4.08(a) is greater than the difference between Final Operating Working Capital and Closing Operating Working Capital, as set forth in Seller's calculation of Closing Operating Working Capital, as the case may be, delivered pursuant to Section 4.08(b), (ii) by Seller if the first such aggregate difference is less than the second such aggregate difference and (iii) otherwise equally by Buyer and Seller.

         (d) Buyer and Seller agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Operating Working Capital and in the conduct of the audits and reviews referred to in this Section 4.08, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

         SECTION 4.09. ADJUSTMENT OF PURCHASE PRICE. (a) If Estimated Operating Working Capital exceeds Final Operating Working Capital, Seller shall pay to Buyer, as an adjustment to the Transaction Consideration, in the manner and with interest as provided in Section 4.09(b), the amount of such excess. If Final Operating Working Capital exceeds Estimated Operating Working Capital, Buyer shall pay to Seller, as an adjustment to the Transaction Consideration, in the manner and with interest as provided in Section 4.09(b), the amount of such excess. "FINAL OPERATING WORKING CAPITAL" means Closing Operating Working Capital (i) as shown in Buyer's calculation delivered pursuant to Section 4.08(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 4.08(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Seller pursuant to Section 4.08(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 4.08(c).

         (b) Any payment pursuant to Section 4.09(a) shall be made at a mutually convenient time and place within 10 days after Final Operating Working Capital has been determined by delivery by Buyer or Seller, as the case may be, of a certified or official bank check payable in immediately available funds to the other party or by causing such payments to be credited to such account of such other party as may be designated by such other party. The amount of any payment to be made pursuant to this Section 4.09 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in The Wall Street Journal, Eastern Edition, in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.


                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         SECTION 5.01. CORPORATE EXISTENCE AND POWER. Each of Seller, Insilco, Insilco Sub One, Insilco Sub Two, Insilco Sub Three and TCDI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore delivered to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller as currently in effect.

         SECTION 5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller, Insilco, Insilco Sub One, Insilco Sub Two and Insilco Sub Three of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are within the corporate powers of Seller, Insilco Sub One, Insilco Sub Two and Insilco Sub Three and have been duly authorized by all necessary corporate action on the part of Seller, Insilco Sub One,

Insilco Sub Two and Insilco Sub Three. To the extent each of them is a party thereto, the Transaction Documents constitute valid and binding agreements of Seller, Insilco Sub One, Insilco Sub Two and Insilco Sub Three.

         SECTION 5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller, Insilco, Insilco Sub One, Insilco Sub Two and Insilco Sub Three of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or material filing with, any governmental body, agency or official other than compliance with any applicable requirements of the HSR Act.

         SECTION 5.04. NONCONTRAVENTION. The execution, delivery and performance by Seller, Insilco, Insilco Sub One, Insilco Sub Two and Insilco Sub Three of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate the certificate of incorporation or bylaws of Insilco, Insilco Sub One, Insilco Sub Two or Insilco Sub Three, (ii) assuming compliance with the matters referred to in Section 5.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, (iii) assuming the obtaining of all Required Consents and Other Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Buyer or to a loss of any benefit relating to the Business to which Seller, Insilco, Insilco Sub One, Insilco Sub Two or Insilco Sub Three is entitled under any provision of any agreement or other instrument binding upon Seller, Insilco, Insilco Sub One, Insilco Sub Two or Insilco Sub Three or by which any of the Purchased Assets is or may be bound or
(iv) result in the creation or imposition of any Lien on any Purchased Asset, other than Permitted Liens.

         SECTION 5.05. SUBSIDIARIES. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, have a Material Adverse Effect.

         (b) Schedule 5.05(b) sets forth the authorized and outstanding capital stock or other voting securities or ownership interests in the Subsidiaries. Except as otherwise specified in Schedule 5.05(b), all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary is owned by Seller, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from Insilco or any Subsidiary, or other obligation of Insilco or any Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of Insilco or any Subsidiary to repurchase, redeem or otherwise acquire any of the Subsidiary Securities.

         SECTION 5.06. REQUIRED AND OTHER CONSENTS. (a) Schedule 5.06(a) sets forth each agreement, contract or other instrument binding upon Seller, Insilco, Insilco Sub One, Insilco Sub Two or Insilco Sub Three or any permit (including, without limitation, any Environmental Permit) requiring a consent or other action by any Person as a result of the execution, delivery and performance of the Transaction Documents, except such consents or actions as would not, individually or in the aggregate, have a Material Adverse Effect if not received or taken by the Closing Date (the "REQUIRED CONSENTS").

         (b) Schedule 5.06(b) sets forth each other consent or action by any Person (the "OTHER CONSENTS") under such agreements, contracts or other instruments or such Permits that is necessary with respect to the execution, delivery and performance of the Transaction Documents.

         SECTION 5.07. ABSENCE OF MATERIAL ADVERSE EFFECT. Since the Balance Sheet Date, there has not been any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.08. FINANCIAL STATEMENTS. The audited balance sheets as of December 31, 1998 and 1999 and the related audited statements of income and cash flows for each of the years ended December 31, 1998 and 1999 and the unaudited interim balance sheet as of March 31, 2000 and the related unaudited interim statements of income and cash flows for the three (3) months ended March 31, 2000 prepared by Seller (collectively, the "FINANCIAL STATEMENTS"), fairly present, in conformity with generally accepted accounting principles the financial position of the Business (except as may be indicated in the notes thereto and with respect to the unaudited interim consolidated financial statements as permitted by Accounting Principles), as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 5.09. SUFFICIENCY OF AND TITLE TO THE PURCHASED ASSETS. (a) The Purchased Assets, together with the assets and properties of Arup, Dalian, TCI, TCDI, Insilco Sub One, Insilco Sub Two and Insilco Sub Three, constitute all of the property and assets used or held for use primarily in the Business and are adequate to conduct the Business as currently conducted.

         (b) Insilco has good and marketable, indefeasible, fee simple title to, or in the case of leased Real Property or personal property, has valid leasehold interests in, all Purchased Assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets consumed or sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. Except as disclosed on Schedule 5.09(b), no Purchased Asset is subject to any Lien, except for Permitted Liens and except where the failure to have such title or interests would not have, individually or in the aggregate, a Material Adverse Effect.

         (c) Upon consummation of the transactions contemplated hereby, ThermaSys will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens and except where the failure to have such title or interests would not have, individually or in the aggregate, a Material Adverse Effect.

         (d) Insilco Sub One, Insilco Sub Two and Insilco Sub Three each has good and marketable, indefeasible, fee simple title to, or in the case of leased real property or personal property, has valid leasehold interests in all of the property or assets used or held by it for use primarily in the Business, except when the failure to have such title or interests would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 5.09(d), none of the assets of Insilco Sub One, Insilco Sub Two and Insilco Sub Three is subject to any Lien, except for Permitted Liens.

         SECTION 5.10.  TAXES.

         (a) All material Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports), collectively, "Returns," required to be filed with any taxing authority by or on behalf of Seller and the Subsidiaries, were filed when due (including any applicable extension periods).

         (b) All Taxes shown as due and payable on the Returns that have been filed by or on behalf of Seller and its Subsidiaries have been timely paid, or withheld and remitted to the appropriate taxing authority.

         (c) The charges, accruals and reserves reflected in the Financial Statements for Taxes with respect to Seller and the Subsidiaries are adequate to cover unpaid Taxes attributable to tax periods, or portions of tax periods, ending on or before the Closing Date which arise from or with respect to the operation of the Business, and Seller will timely pay such Taxes or cause them to be paid to the appropriate taxing authority (and shall be entitled (i) to credit toward such payment for any prepayments, estimated payments or deposits required to be made and made on or before the closing date and (ii) to receive any refund of Taxes for any such periods.)

         (d) Except as disclosed on Schedule 5.10(d), there is no material claim (including under any indemnification or tax-sharing agreement), audit, action, suit, proceeding, or investigation now pending or threatened in writing against or in respect of any Tax or Tax asset of Seller and the Subsidiaries.

         (e) Except as disclosed on Schedule 5.10(e), there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Returns of Arup, Dalian, TCI, Insilco Sub One, Insilco Sub Two or Insilco Sub Three.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

         SECTION 6.01. CORPORATE EXISTENCE AND POWER. Each of Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and, assuming the accuracy of Seller's representations and warranties in Article 5, as the Business is intended to be conducted following consummation of the transactions contemplated by this Agreement.

         SECTION 6.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby are within the corporate powers of Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three have been duly authorized by all necessary corporate action on the part of Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three. To the extent that each of them is a party thereto, the Transaction Documents constitute valid and binding agreements of Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three.

         SECTION 6.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby require no material action by or in respect of, or material filing with, any governmental body, agency or official other than compliance with any applicable requirements of the HSR Act.

         SECTION 6.04. NONCONTRAVENTION. The execution, delivery and performance by Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three or (ii) assuming compliance with the matters referred to in Section 6.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree.

         SECTION 6.05. FINANCING. Buyer has received and previously provided to Seller copies of a commitment letter dated July 17, 2000 (the "COMMITMENT LETTER") from DLJ Capital Funding, Inc. ("DLJ") pursuant to which DLJ has committed, subject to the terms and conditions set forth therein, to provide certain senior secured credit facilities to enable Buyer to make payment of the Transaction Consideration and any other amounts to be paid by it hereunder. The Commitment Letter is in full force and effect and Buyer has received no notice of any actual or planned withdrawal, modification or termination of the Commitment Letter.

         SECTION 6.06. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub

Three before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Documents.


                                    ARTICLE 7
                               COVENANTS OF SELLER

         Seller agrees that:

         SECTION 7.01. CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice and shall use its reasonable efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller will not:

         (a) with respect to the Business, acquire a material amount of assets from any other Person;

         (b) sell, lease, license or otherwise dispose of any Purchased Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

         (c)   agree or commit to do any of the foregoing; or

         (d) (i) take or agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or
         (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         SECTION 7.02. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Closing Date, Seller will (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access during normal business hours to the offices, properties, books and records of Seller relating to the Business, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Seller to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other business of Seller. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Seller relating to individual performance or evaluation records, medical histories or other information which in Seller's good faith opinion is sensitive or the disclosure of which could subject Seller to risk of liability. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder.

         (b) For a period five (5) years after the Closing, Seller and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, (ii) in the public domain through no fault of Seller or its Affiliates or (iii) later lawfully acquired by Seller from sources other than those related to its prior ownership of the Business. The obligation of Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

         (c) For a period of five (5) years after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records, information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; PROVIDED that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

         SECTION 7.03. NOTICES OF CERTAIN EVENTS. Seller shall promptly (and in any event, within three (3) business days) notify Buyer of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller or the Business that would have, or that could reasonably be expected to have, a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated by this Agreement; and

         (d) the damage or destruction by fire or other casualty of any Purchased Asset or part thereof, or in the event that any Purchased Asset or part thereof becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

         SECTION 7.04. NONCOMPETITION. (a) Seller agrees that for a period of two (2) full years from the Closing Date, neither it nor any of its subsidiaries shall:

         (i) engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders in any corporation or joint stock association, in any business that competes with the Business as it exists on the Closing Date within the United States; PROVIDED that nothing herein shall prohibit the acquisition by Seller or any of its subsidiaries of (A) a diversified company having not more than 10% of its sales (based on its latest published annual audited financial statements) attributable to any business that competes with the Business or(B) beneficial ownership of not more than 5% of the outstanding capital stock of any entity having a class of equity securities registered under the 1934 Act; or

         (ii) employ or solicit, or receive or accept the performance of services by, any Transferred Employee, except as set forth under the Management Services Agreement or may be otherwise agreed in writing by Buyer and Seller.

         (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that in the event of any such breach by Seller, Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section.

                                    ARTICLE 8
                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 8.01. CONFIDENTIALITY. Prior to the Closing Date and after any termination of this Agreement or abandonment of the transactions contemplated hereby, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, sources of finance and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business or Seller furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than Seller; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated or the transactions contemplated hereby abandoned, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from Seller in connection with this Agreement.

         SECTION 8.02. ACCESS. For a period of six (6) years after the Closing Date, Buyer will afford promptly to Seller and its agents reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; PROVIDED that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer. Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Business provided to it pursuant to this Section. Seller shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

         SECTION 8.03. MANAGEMENT SERVICES. Buyer hereby specifically agrees to provide Thermalex, Inc. ("THERMALEX"), a joint venture incorporated under the laws of the State of Alabama wholly-owned by TCI and Mitsubishi Aluminum Co, Ltd., a company organized under the laws of Japan, with substantially similar sales, administrative, financial and other services as were being provided to Thermalex by the Thermal Components Division of Seller immediately prior to the Closing.

                                    ARTICLE 9
                          COVENANTS OF BUYER AND SELLER

         Buyer and Seller agree that:

         SECTION 9.01. BEST EFFORTS; FURTHER ASSURANCES. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement (including the financing thereof) and to vest in ThermaSys good and marketable title to the Purchased Assets.

         (b) Insilco hereby constitutes and appoints, effective as of the Closing Date, ThermaSys and its successors and assigns as the true and lawful attorney of Insilco with full power of substitution in the name of ThermaSys, or in the name of Insilco but for the benefit of ThermaSys, (i) to collect for the account of ThermaSys any items of Purchased Assets and (ii) to institute and prosecute all proceedings which ThermaSys may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. ThermaSys shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. ThermaSys shall indemnify and hold Insilco harmless from and against all Losses incurred by Insilco as a result of ThermaSys's use or exercise of the power of attorney conferred by this Section 9.01(b).

         SECTION 9.02. CERTAIN FILINGS. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or whether any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 9.03. PUBLIC ANNOUNCEMENTS. Seller and Buyer agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any release or statement that may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 9.04. TRADEMARKS; TRADE NAMES. (a) Except as set forth in the other subsections of this Section 9.04, after the Closing, Buyer and its Affiliates shall not use any of the marks or names set forth on Schedule 9.04 (collectively or individually as the context requires, the "SELLER TRADEMARKS AND TRADE NAMES").

         (b) After the Closing, Buyer shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing any Seller Trademarks and Trade Names until the earlier of (i) one year after the Closing Date and (ii) the date existing stocks are exhausted. Buyer shall have the right to use the Seller Trademarks and Trade Names in advertising that cannot be changed by Buyer using reasonable efforts for a period not to exceed one year after the Closing Date. Buyer shall comply with all applicable laws or regulations in any use of packaging or labeling containing the Seller Trademarks and Trade Names.

         (c) Buyer shall not be obligated to change the Seller Trademarks and Trade Names on goods in the hands of dealers, distributors and customers at the time of the expiration of a time period set forth in subsection 9.04(b) above. The obliteration of the Seller Trademarks and Trade Names shall be deemed compliance with the covenant not to use the Seller Trademarks and Trade Names pursuant to this Section 9.04.

         (d) Buyer agrees to use reasonable efforts to cease using the Seller Trademarks and Trade Names on buildings, cars, trucks and other fixed assets as soon as possible within a period not to exceed one year after the Closing Date.

         (e) Seller agrees that its consent to the amendment or extension of this Section will not be unreasonably withheld if Buyer cannot exhaust existing inventory within one year of the Closing Date.

         SECTION 9.05. WARN ACT. Buyer and Seller acknowledge and agree that as a result of ThermaSys's agreement under Section 10.02 to offer employment to all employees of the Thermal Divisions at Closing, no "employment loss" (as that term is defined in the WARN ACT) will occur under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") as a result of the transactions contemplated by this Agreement. ThermaSys will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees.

         SECTION 9.06. TAX COOPERATION; ALLOCATION OF TAXES. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business, Arup, Dalian, TCI, the assets of Insilco Sub One, Insilco Sub Two, Insilco Sub Three, TCDI and the Purchased Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Business for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least 45 days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business.

         (b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets or the assets of any of the Subsidiaries for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Seller and Buyer based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "POST-CLOSING TAX PERIOD"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Any prepayment or estimated payment or other deposit creditable against such tax, required to be made and made on or before the Closing Date, shall be for the credit of Seller.

         (c) Subject to Section 14.10, all excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated by this Agreement shall be borne by Buyer. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

         (d) Apportioned Obligations and Taxes described in Section 9.06(b) and 9.06(c) shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with Section 9.06(b) or (c), as the case may be. Upon payment of any such Apportioned Obligation or Tax, the paying party shall present a statement to the non-paying party setting forth the amount of reimbursement to which the paying party is entitled under Section 9.06(b) or (c), as the case may be, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non- paying party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement. Any payment not made within such time shall bear interest at the rate set forth in
Section 4.09(b) for each day until paid.

         SECTION 9.07. SECTION 338(H)(10) ELECTION. (a) If requested by Buyer, Seller shall join Buyer in an election to have the provisions of Section 338(h)(10) of the Code and any analogous provision of state or local law (any such election, a "338 ELECTION") apply to the acquisition of the Shares of TCI. The allocation of the purchase price (or, if applicable, the "modified aggregate deemed sale price") among TCI's assets shall be made in accordance with Section 338 and the Treasury Regulations thereunder and any comparable provisions of state or local law, as applicable. Such allocation shall be determined by Buyer and delivered to Seller at least 90 days prior to the date an IRS Form 8023 is required to be filed in respect of the acquisition of the Shares (such allocation, the "PROPOSED ALLOCATION"). Seller shall accept the Proposed Allocation unless it would be unreasonable to do so. If Seller believes that the Proposed Allocation is unreasonable, it shall notify Buyer within 30 days of its receipt of the Proposed Allocation and the manner in which Seller would modify the Proposed Allocation to make it reasonable (such modified allocation, the "MODIFIED ALLOCATION"). If Buyer and Seller are unable to resolve their differences within 15 days, the matter shall be referred to the Independent Accountant. The Independent Accountant shall determine whether the Proposed Allocation was reasonable. If the Independent Accountant determines that the Proposed Allocation was reasonable, such allocation shall be the "FINAL ALLOCATION." If the Independent Accountant determines that the Proposed Allocation was not reasonable, the Modified Allocation shall be the "FINAL ALLOCATION." Buyer and Seller shall each file Internal Revenue Service Form 8023 (and any applicable forms required under state or local law) in respect of each 338 Election in a manner consistent with the Final Allocation and shall not take any position on any Tax Return that is inconsistent with the Final Allocation.

                                   ARTICLE 10
                                EMPLOYEE BENEFITS

         SECTION 10.01. EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

         "BENEFIT ARRANGEMENTS" means the employment, severance or other similar contracts, arrangements or policies (written or oral) and plans or arrangements (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) are not an Employee Plan, (ii) are entered into, maintained or contributed to, as the case may be, by Seller or any of its Affiliates and (iii) cover any U.S. employee of the Business.

         "BENEFIT PLAN" an Employee Plan, Benefit Arrangement or International Plan.

         "EMPLOYEE PLAN" means an "employee benefit plan," as such term is defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller or any of its ERISA Affiliates (as defined below) and (iii) covers any employee of the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "INTERNATIONAL PLAN" means an employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within 30 days without liability of Seller or any of its ERISA Affiliates), or a plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (a) is not an Employee Plan or a Benefit Arrangement, (b) is maintained or contributed to by Seller or any ERISA Affiliate and (c) covers any employee or former employee of the Business.

         SECTION 10.02. EMPLOYEES AND OFFERS OF EMPLOYMENT. (a) On the Closing Date, Buyer shall offer employment to all employees of the Thermal Divisions, such offers to be for the same or substantially equivalent positions and to be under the same or substantially equivalent terms and conditions as those prevailing immediately prior to the Closing Date; PROVIDED, that Buyer may terminate at any time after the Closing Date the employment of any such employee who accepts such offer. For purposes of this Article 10, the term "employee" shall mean any Person who, on the Closing Date, is actively employed by the Thermal Divisions or who is on short-term disability leave, authorized leave of absence, military service or lay-off with recall rights as of the Closing Date, but shall exclude any other inactive or former employee of the Thermal Divisions, including any Person who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the

Closing Date. The employees of the Thermal Divisions who accept and commence employment with Buyer (including, without limitation, all employees of all the Subsidiaries) are hereinafter collectively referred to as the "TRANSFERRED EMPLOYEES". Seller will not take, and will cause each of its subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any employees of the Thermal Division. Buyer shall not assume responsibility for any Transferred Employee until such employee commences employment with Buyer.

         SECTION 10.03. SELLER'S BENEFIT PLANS. (a) Except to the extent previously funded or covered through insurance purchased prior to the Closing Date, Buyer shall assume responsibility for all Benefit Plan liabilities and obligations for Transferred Employees on and after the Closing Date and Seller shall not have any liability with respect thereto. Except to the extent that such obligation or liability is associated with a Benefit Plan sponsored or maintained by the Thermal Divisions or a subsidiary included in the Business, or as otherwise expressly set forth herein, Seller shall retain all obligations and liabilities under the Benefit Plans in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee.

         (b) Notwithstanding the foregoing, from and after the Closing Date for a period of one year after the Closing, Seller shall permit any Transferred Employees who participated in the Seller's Benefit Plans prior to Closing to continue to participate in Seller's Benefit Plans, except that any such Benefit Plans that were sponsored or maintained by the Thermal Divisions or the Subsidiaries before the Closing Date shall continue to be so sponsored and maintained after the Closing Date. Buyer shall reimburse Seller for the reasonable costs and expenses of providing such coverage after the Closing Date.

         (c) Notwithstanding Section 10.03(b), (i) Buyer will assume Seller's obligation to contribute to the Steel Parts Corporation Contractual Pension Plan for Hourly Paid Employees on behalf of all employees of Insilco Sub Two who are entitled to participate in such Plan, (ii) Buyer shall have sole responsibility for all liabilities arising from or attributable to any postretirement healthcare and life insurance benefits for both terminated and retired former employees and Transferred Employees of the Thermal Divisions and Subsidiaries included in the Business and (iii) Seller shall take all steps necessary to freeze the accrual of benefits for employees of Insilco Sub Two in the Insilco Corporation Retirement Plan for Salaried Employees as of the Closing Date.

         SECTION 10.04. BUYER BENEFIT PLANS. (a) For such period of time as Buyer shall determine in its sole discretion, beginning on the Closing Date, Buyer shall maintain for Transferred Employees all Benefit Plans sponsored or maintained by the Thermal Divisions or any subsidiary included in the Business immediately prior to the Closing Date.

         (b) Buyer shall take all actions required to permit all salaried employees of Insilco Sub Two who cease to accrue benefits in the Insilco Corporation Retirement Plan for Salaried Employees, as provided in Section 10.03(c)(iii), to participate in the profit sharing portion of the Insilco Corporation Employee Thrift Plan on and after the Closing Date.

         (c) Effective as of the Closing Date, Buyer will permit executive-level Transferred Employees to participate in bonus, stock option and incentive compensation plans no less favorable than those in effect for such employees immediately prior to the Closing Date, and which reflect any unpaid benefits accrued under Seller's plans prior to the Closing Date.

         SECTION 10.05. W-2 REPORTING. Buyer shall be responsible for issuing W-2 reports to all Transferred Employees for the entire calendar year that includes the Closing Date. Seller shall provide to Buyer any and all such information as may be necessary to permit Buyer to fulfill its obligation set forth in the preceding sentence.

         SECTION 10.06. NO THIRD PARTY BENEFICIARIES. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either Buyer or the Businesses or any of their Affiliates and no provision of this Article 10 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan or any plan or arrangement which may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.


                                   ARTICLE 11
                              CONDITIONS TO CLOSING

         SECTION 11.01. CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligations of the parties hereto to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated;

         (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of Transactions; and

         (c) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Transactions shall have been taken, made or obtained.

         SECTION 11.02. CONDITIONS TO OBLIGATION OF BUYER, THERMASYS, MERGER SUB ONE, MERGER SUB TWO AND MERGER SUB THREE. The obligation of Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three to consummate the Transactions is subject to the satisfaction of the following further conditions:

               (a) (i) Each of Seller, Insilco, Insilco Sub One, Insilco Sub Two and Insilco Sub Three shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) except to the extent expressly permitted under this Agreement, the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto (x) that are qualified by materiality or Material Adverse Effect shall be true at and as of the Closing Date as if made at and as of such date, and (y) that are not qualified by materiality or Material Adverse Effect, shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Buyer shall have received a certificate signed by the President of Seller to the foregoing effect.

               (b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or the business or assets of Buyer or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets or the business or assets of Buyer or (ii) seeking to require divestiture by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or the business or assets of Buyer.

               (c) There shall not be any action taken, statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Purchased Assets by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the purchase of the Purchased Assets, that, in the reasonable judgment of Buyer could, directly or indirectly, result in any of the consequences referred to in clauses 11.02(b)(i) and 11.02(b)(ii) above.

               (d) Buyer and Insilco shall have executed a Management Services Agreement in substantially the form attached as Exhibit D.

               (e) Seller shall have received all Required Consents and all consents, authorizations or approvals from the governmental agencies referred to in Section 5.03 in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

               (f) Buyer shall have obtained funds (other than equity to be provided by its stockholders) to enable it to make payment of the Transaction Consideration and any other amounts to be paid by it hereunder.

         SECTION 11.03. CONDITIONS TO OBLIGATION OF SELLER, INSILCO, INSILCO SUB ONE, INSILCO SUB TWO AND INSILCO SUB THREE. The obligation of Seller, Insilco, Insilco Sub One, Insilco Sub Two and Insilco Sub Three to consummate the Closing is subject to the satisfaction of the following further conditions:

               (a) (i) Each of Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by the Chief Financial Officer of Buyer to the foregoing effect;

               (b) Buyer, ThermaSys, Merger Sub One, Merger Sub Two and Merger Sub Three shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 6.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been revoked; and

               (c) Seller shall have received all consents, authorizations or approvals referred to on Schedule 5.06(a), in each case in form and substance reasonably satisfactory to Seller, and no such consent authorization or approval shall have been revoked; and

               (d) Insilco Sub One and Insilco Sub Three shall have transferred all of the outstanding capital stock of Signal Dominicana S.A. owned by each such entity to an entity to be designated by Insilco;


                                   ARTICLE 12
                            SURVIVAL; INDEMNIFICATION

         SECTION 12.01. SURVIVAL. Except for representations and warranties related to Taxes which shall survive for the relevant statute of limitations period the representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until the one year anniversary of the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 12.02. INDEMNIFICATION. (a) Seller hereby indemnifies Buyer and its subsidiaries and shareholders, and their respective partners, members, shareholders and subsidiaries, against and agrees to hold each of them harmless from any and all Losses and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by Buyer or any of its subsidiaries or shareholders, or their respective partners, members, shareholders and subsidiaries, arising out of:

               (i) any breach of any representation or warranty set forth in this Agreement or in any certificate delivered pursuant hereto or in connection herewith (a "WARRANTY BREACH"), or any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement; PROVIDED that (A) Seller shall not be liable in respect of any Warranty Breach under Section 12.02(a)(i) unless the aggregate amount of Damages with respect to all Warranty Breaches referred to in
         Section 12.02(a)(i)

         (determined without regard to any materiality qualification contained in any representation or warranty giving rise to the claim for indemnity hereunder) exceeds $500,000 and then only to the extent of such excess and (B) Seller's maximum liability in respect of Warranty Breaches under Section 12.02(a)(i) shall not exceed $20.0 million of the Transaction Consideration;

               (ii) any Excluded Liability;

               (iii) Taxes incurred by or imposed with respect to Seller or any of the Subsidiaries with respect to any Pre-Closing Tax Period.

         (b) Buyer hereby indemnifies Seller and its subsidiaries against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any of its Subsidiaries arising out of:

               (i) any Warranty Breach, or any breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement, PROVIDED that (A) Buyer shall not be liable in respect of any Warranty Breach under this Section 12.02(b)(i) unless the aggregate amount of Damages with respect to all Warranty Breaches referred to in this
         Section 12.02(b)(i) (determined without regard to any materiality qualification contained in any representation or warranty giving rise to the claim for indemnity hereunder) exceeds $500,000 and then only to the extent of such excess and (B) Buyer's maximum liability in respect of Warranty Breaches under this Section 12.02(b)(i) shall not exceed $20.0 million of the Transaction Consideration; or

               (ii) any Assumed Liability.

         (c) In the event a court of competent jurisdiction in the Federal Republic of Germany (a "GERMAN COURT") awards any Damages for a Warranty Breach arising from the sale of the shares of Arup by Insilco Deutschland:

               (i) if such award is duplicative of any prior awards by another court for the same breach, the Indemnified Party shall be entitled to receive an amount equal to the greater of (A) the prior award amount or
         (B) the amount awarded by the German Court, but in no event will the Indemnifying Party (or its affiliates) be required to pay both awards;

               (ii) if such award results in the payment of an amount, in the aggregate, by the Indemnifying Party in excess of the limitations set forth in Section 12.02(a)(i)(B) and 12.02(b)(i)(B), the Indemnified Party shall promptly repay the Indemnifying Party the amount by which the total payments by the Indemnifying Party (or its affiliates) exceeds the limitations on Damages; and

               (iii) any such award paid by an Indemnifying Party shall be applied toward such party's maximum liability as set forth in Section 12.02(a)(i)(B) and 12.02(b)(i)(B).

         SECTION 12.03. PROCEDURES FOR INDEMNITY CLAIMS. The following procedures shall be applicable with respect to indemnification for indemnity claims arising in connection with any provision of this Agreement.

         (a) Promptly after receipt by the party seeking indemnification, hereunder (an "INDEMNIFIED PARTY") of notice of the assertion or the commencement of any claim, liability or obligation, whether by legal process or otherwise (a "CLAIM"), with respect to any matter within the scope of Section 12.02, the Indemnified Party shall give written notice thereof (the "NOTICE") to the Person from whom indemnification is sought pursuant hereto (the "INDEMNIFYING PARTY") and shall thereafter keep the Indemnifying Party reasonably informed with respect thereto; PROVIDED that the failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder unless such failure results in (i) a default judgment, (ii) the expiration of the time to answer a complaint or (iii) material prejudice to the Indemnifying Party's defense of such Claim. In case any such Claim is brought against any Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof, by written notice of its intention to the Indemnified Party within 30 days after receipt of the Notice, with counsel reasonably satisfactory to the Indemnified Party at the Indemnifying Party's own expense. If the Indemnifying Party shall assume the defense of such Claim, it shall not settle such Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Notwithstanding the assumption by the Indemnifying Party of the defense of any Claim as provided in this Section 12.03, the Indemnified Party shall be permitted to join in the defense of such Claim and to employ counsel at its own expense.

         (b) If the Indemnifying Party shall fail to notify the Indemnified Party of its desire to assume the defense of any such Claim within the prescribed period of time, or shall notify the Indemnified Party that it will not assume the defense of any such Claim, then the Indemnified Party shall assume the defense of any such Claim, in which event it may do so in such manner as it may deem appropriate. The Indemnifying Party shall at the expense of the Indemnifying Party be permitted to join in the defense of such Claim and to employ counsel at its own expense.

         SECTION 12.04. EXCLUSIVE REMEDIES. Seller and Buyer acknowledge and agree that the remedies set forth in Section 12.01, Section 12.02, and Section 12.03, including the deductibles, liability limits, survival periods, disclaimers and limitations, are, absent fraud, intended to be, and shall be, the parties' exclusive remedies with respect to any of the matters covered therein. Without in any way limiting the generality of the preceding sentence, Seller and Buyer hereby expressly release, waive and discharge, and covenant not to sue with respect to, any cause of action or claim not expressly provided for in this Agreement.

                                   ARTICLE 13
                                   TERMINATION

         SECTION 13.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a)   by mutual written agreement of Seller and Buyer;

         (b) by either Seller or Buyer if the Closing shall not have been consummated on or before September 30, 2000;

         (c) by Seller if, on or prior to September 15, 2000, Buyer shall not have obtained firmly committed financing for the transactions contemplated by this Agreement and waived the condition to Closing set forth in Section 11.02(f); or

         (d) by either Seller or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clauses 13.01(b), 13.01(c) or 13.01(d) shall give notice of such termination to the other party.

         SECTION 13.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 13.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.01, 12.01, 12.02, 12.03, 12.04, 14.03, 14.05, 14.06 and 14.07 shall survive any termination hereof pursuant to Section 13.01.

                                   ARTICLE 14
                                  MISCELLANEOUS

         SECTION 14.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Buyer, to:

                  ThermaSys Holding Company
                  c/o DLJ Merchant Banking Partners II, Inc.
                  277 Park Avenue
                  New York, New York 10172
                  Attention: George A. Peinado Jr.
                  Fax: (212) 892-0295

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: George R. Bason, Jr.
                  Fax: (212) 450-4800

         if to Seller, to:

                  Insilco Holding Co.
                  452 Metro Place North
                  5th Floor
                  Dublin, Ohio 43017
                  Attention: Mr. David Kauer
                  Fax: 614-791-3195


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

                  with a copy to:

                  Baker Botts L.L.P.
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Attention: Don J. McDermett, Jr.
                  Fax: 214-953-6503

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 14.02. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 14.03. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 14.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

         SECTION 14.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         SECTION 14.06. JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.01 shall be deemed effective service of process on such party.

         SECTION 14.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14.08. COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Except as provided in Section 12.02, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 14.09. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 14.10. BULK SALES LAWS. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller agrees to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any of its Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

         SECTION 14.11. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.


























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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               INSILCO HOLDING CO.

                               By: /s/ David A. Kauer
                                   ------------------
                                   Name: David A. Kauer
                                   Title: President and Chief
                                          Executive Officer


                               INSILCO CORPORATION

                               By: /s/ David A. Kauer
                                   ------------------
                                   Name:  David A. Kauer
                                   Title: President and Chief
                                          Executive Officer


                               THERMASYS HOLDING COMPANY

                               By: /s/ Michael R. Elia
                                   -------------------
                                   Name:  Michael R. Elia
                                   Title: Senior Vice President, Chief
                                          Financial Officer, Treasurer
                                          and Secretary


                               THERMASYS CORPORATION

                               By: /s/ Michael R. Elia
                                   -------------------
                                   Name:  Michael R. Elia
                                   Title: Senior Vice President, Chief
                                          Financial Officer, Treasurer
                                          and Secretary

                               THERMASYS I, INC.

                               By: /s/ Michael R. Elia
                                   -------------------
                                   Name:   Michael R. Elia
                                   Title:  Senior Vice President, Chief
                                           Financial Officer, Treasurer
                                           and Secretary


                               THERMASYS II, INC.

                               By: /s/ Michael R. Elia
                                   -------------------
                                   Name:  Michael R. Elia
                                   Title: Senior Vice President, Chief
                                          Financial Officer, Treasurer
                                          and Secretary


                               THERMASYS III, INC.

                               By: /s/ Michael R. Elia
                                   -------------------
                                   Name:  Michael R. Elia
                                   Title: Senior Vice President, Chief
                                          Financial Officer, Treasurer
                                          and Secretary


                               THERMAL TRANSFER PRODUCTS, LTD.

                               By: /s/ Fred L. Stewart
                                   -------------------
                                   Name:  Fred L. Stewart
                                   Title: Vice President - Corporate
                                          Taxes and Assistant Secretary


                               STEEL PARTS CORPORATION

                               By: /s/ Fred L. Stewart
                                   -------------------
                                   Name:   Fred L. Stewart
                                   Title:  Vice President - Corporate
                                           Taxes and Assistant Secretary

                               GREAT LAKE, INC.

                               By: /s/ Fred L. Stewart
                                   -------------------
                                   Name:  Fred L. Stewart
                                   Title: Vice President - Corporate
                                          Taxes and Assistant Secretary


                               THERMAL COMPONENTS DIVISION, INC.

                               By: /s/ Fred L. Stewart
                                   -------------------
                                   Name:  Fred L. Stewart
                                   Title: Vice President - Corporate
                                          Taxes and Assistant Secretary